EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-129494) of E. I. du Pont de Nemours and Company of our report dated June 27, 2011 relating to the financial statements and supplemental schedule of the Thrift and Savings Plan for Employees of Sentinel Transportation, LLC, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

June 27, 2011